 Exhibit 10.1

CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT

This Confidential Separation and General Release Agreement (“Agreement”) is entered into by Chad Zaring (“Employee”) and Venus Concept Inc. (“Employer” or “Company”). Employer and Employee may hereinafter be individually referred to as a “Party” and together as the “Parties.”

WHEREAS, Employee had been employed by Employer pursuant to the terms of an employment agreement between the Parties, dated January 24, 2020 (“Employment Agreement”), a copy of which is attached hereto as Exhibit A;

WHEREAS, Employee and Employer agree that Employee’s last day of employment with Employer shall be October 15, 2021 (the “Separation Date”);

WHEREAS, the Parties, desire to settle fully and finally all matters that have been raised, or could have been raised, between them, including but in no way limited to any matters that may arise out of Employee’s employment with the Employer and Employee’s separation therefrom; and

NOW, THEREFORE, in consideration of the mutual covenants and promises contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, Employee and Employer agree as follows:

1.         Final Pay. As of the Separation Date, Employee will be relieved of all job responsibilities in that Employee stopped performing Employee’s job. Upon Employee execution this Agreement, Employee shall be paid as follows:

(a)
On or before October 31, 2021, Employee’s unpaid regular gross salary through the Separation Date in the amount of 12,500, less applicable federal and state tax withholding and customary and statutory deductions.

(b)
On or before October 31, 2021, Employee’s earned and payable but unpaid commissions for Q3 under the terms of the Employment Agreement and Amendment and the applicable commission plan will be paid. Amount to be determined once Q3 financial reporting is finalized, amount paid will be less applicable federal and state tax withholding and customary and statutory deductions, which is the gross amount of.

2.       Expenses. Employer will reimburse Employee for all authorized, reasonable and necessary business-related expenses incurred by the Employee up to and including the Separation Date pursuant to Company policy, provided Employee submits a manual expense report, with supporting receipts, to Anna Georgiadis, Vice President, Global Human Resources, ageorgiadis@venusconcept.com, 235 Yorkland Blvd., Suite 900, Toronto, Ontario, M2J 4Y8, Canada, by 5:00 pm EST on October 29 , 2021.

3.         Equity. Employee’s options will continue to vest until March 31, 2022. As of this date, all unvested options will expire and Employee’s vested options will be subject to the Venus Concept Inc. 2019 Option Plan terms as it relates to option exercise.

4.          Benefits. Employee’s participation in all Company benefit plans and compensation arrangements, of any nature, will cease as of the Separation Date except as provided herein.

(a)
Irrespective of whether Employee executes this Agreement, Employee’s participation in the Company’s group health insurance plan(s) will continue with the same coverage levels and on the same terms and conditions through the end of the day on October 31, 2021.

(b)
In consideration for Employee accepting this Agreement, provided it becomes effective under Paragraph 9(g), Employee will be able to continue Employee’s participation in the Company’s group health insurance plans with the same coverage levels and on the same terms and conditions for an additional 3 months, through the end of the day on December 31, 2021, or upon securing alternative employment, whichever occurs first.

(c)
After October 31, 2021, or December 31, 2021, as applicable, Employee may be eligible to continue coverage through the Consolidated Omnibus Budget Reconciliation Act (“COBRA”), or state law equivalent, at Employee’s own expense. Further information regarding COBRA continuation of coverage, or state law equivalent, will be supplied to Employee under separate cover.

Employee may exercise all rights to other vested benefits, if any, in accordance with the written terms of the applicable plans.

5.         Unemployment Compensation. As further consideration for Employee’s acceptance of the terms and conditions of this Agreement, and provided it becomes effective under Paragraph 9(g), Employer agrees that if Employee files a claim for unemployment compensation benefits, Employer will not contest such claim.

6.          Neutral Reference. As additional consideration for Employee’s acceptance of the terms and conditions of this Agreement, and provided it becomes effective under Paragraph 9(g), Employer further agrees and covenants that, provided Employee’s future or potential employer contacts only the Company’s Vice President, Global Human Resources, the Company will furnish only the following information in response to reference requests: (i) verification of the fact that Employee worked for Employer; (ii) the dates of Employee’s employment with Employer; and (iii) the title of Employee’s position while employed with Employer. Employer further agrees that it will furnish no additional information in response to appropriately directed reference requests, except as otherwise required by law, as specifically requested in advance by Employee in writing, or as already agreed by Employee with regard to Employer’s disclosure of the terms of confidentiality, invention assignment, and/or non- solicit and non-complete agreements.

7.        General Release. Employee, for and on behalf of Employee and Employee’s heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns shall forever waive, release, discharge, and covenant not to sue Employer, its past, present, former and future parent corporations, owners, or affiliates, including, but not limited to, Employer, and its subsidiaries, divisions, successors, licensees, franchisees, assigns, and employees, officers, directors, agents, insurers, and attorneys thereof (hereinafter also referred to as the “Released Parties”), from and for any and all of Employee’s potential or actual causes of action, claims, demands, judgments, damages, attorneys’ fees, expenses, costs, and liabilities of any kind whatsoever arising from the beginning of time up to and including the Effective Date (as defined in Paragraph 9(g), below) of this Agreement, which are known, unknown, fixed, or contingent, including, but not limited to:

(a)
Claims that Employer or any of the Released Parties violated or breached any personnel policies, handbooks, contracts of employment (oral or written), implied contracts, any other contracts or agreements, bonus or incentive or commission plans, separation pay agreements (excluding this Agreement), confidentiality agreements, or covenants of good faith and fair dealing;

(b)
Claims arising out of laws governing the terms and conditions of employment, such as laws relating to the payment of wages or discrimination, retaliation, and/or harassment on the basis of age, race, color, sex, national origin, ancestry, disability, medical condition, religion, marital status, parental status, sexual orientation, veteran status, entitlement to benefits, or any other characteristic protected by any applicable local, state or federal law, ordinance or regulation, including but not limited to Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1966, the Civil Rights Act of 1971, the Civil Rights Act of 1991, the Age Discrimination in Employment Act, the National Labor Relations Act, the Americans with Disabilities Act, the Family Medical Leave Act (FMLA) (regarding existing but not prospective claims), the Fair Labor Standards Act (FLSA), the Equal Pay Act, the Employee Retirement Income Security Act (ERISA) (regarding unvested benefits), the Civil Rights Act of 1991, Section 1981 of U.S.C. Title 42, the Fair Credit Reporting Act (FCRA), the Worker Adjustment and Retraining Notification (WARN) Act, the National Labor Relations Act (NLRA), the Age Discrimination in Employment Act (ADEA), the Uniform Services Employment and Reemployment Rights Act (USERRA), the Genetic Information Nondiscrimination Act (GINA), the Immigration Reform and Control Act (ICRA), the Tennessee Human Rights Act (THRA), the Tennessee Disability Act (TDA), the Tennessee Public Protection Act (TPPA), all including any amendments and their respective implementing regulations, and any other federal, state, local, or foreign law (statutory, regulatory, or otherwise) that may be legally waived and released; however, the identification of specific statutes is for purposes of example only, and the omission of any specific statute or law shall not limit the scope of this general release in any manner;

(c)
Claims involving alleged violations of public policy or common law, including but not limited to claims for retaliatory discharge, whistleblowing, negligent hiring or supervision, severance pay, breach of contract, wrongful termination, tort, personal injury, invasion of privacy, defamation, intentional infliction of emotional distress, negligent infliction of emotional distress, adverse employment/personnel action, intentional interference with contract, negligence, detrimental reliance, concealment, fraud, misrepresentation, and/or promissory estoppel or any other common law tort, battery or contract causes of action;

(d)
Claims, including whistleblower and qui tam actions and including any right to recover personal gain, attorney fees, and expenses with respect to any such claims, under any federal, state, or local laws that regulate participation in any federal or state healthcare program, including, without limitation, the federal Antikickback Statute, 42 U.S. Code § 1320a–7b, the Physician Self-Referral Statute, 42 U.S.C. 1395nn, and the federal False Claims Act, 31 U.S.C. § 3729; and

(e)
However, this general release and waiver of claims excludes, and the Employee does not waive, release, or discharge: (A) any right to file an administrative charge or complaint with, or testify, assist, or participate in an investigation, hearing, or proceeding conducted by, the Equal Employment Opportunity Commission, or other similar federal or state administrative agencies (a “Government Agency”) that involves any of the Released Parties, although the Employee waives any right to monetary relief related to any filed charge or administrative complaint; (B) claims that cannot be waived by law, such as claims for unemployment benefit rights under the Tennessee Employment Security Law and workers' compensation under the Tennessee Workers' Compensation Law; (C) any right to file an unfair labor practice charge under the National Labor Relations Act; (D) protections against retaliation under the Taxpayer First Act (26 U.S.C. § 2623(d)); (E) any rights to vested benefits, such as pension or retirement benefits, the rights to which are governed by the terms of the applicable plan documents and award agreements, and (F) any other claims which may not be raised as a matter of law. For the avoidance of doubt and to the extent permitted by law, Employee agrees to waive the right to receive future monetary recovery directly from Employer, including Employer payments that result from any complaints or charges that Employee files with any Government Agency or that are filed on Employee’s behalf. Employee waives any right to any monetary recovery or other relief from Employer should any Government Agency pursue claims which arose on or before the date Employee signed this Agreement.

EMPLOYEE FULLY UNDERSTANDS THAT IF EMPLOYEE NOW HAS OR EVER HAD ANY KIND OF RELEASABLE LEGAL CLAIMS WHATSOEVER AGAINST THE COMPANY OR ANY OF THE RELEASED PARTIES, EMPLOYEE IS GIVING THEM UP FOREVER BY ENTERING INTO THIS AGREEMENT, EVEN IF EMPLOYEE DOES NOT KNOW ABOUT THE CLAIMS WHEN EMPLOYEE ENTERS INTO THIS AGREEMENT. EMPLOYEE EXPRESSLY WAIVES ALL RIGHTS THAT EMPLOYEE MAY HAVE UNDER ANY LAW THAT IS INTENDED TO PROTECT EMPLOYEE FROM WAIVING UNKNOWN CLAIMS AND EMPLOYEE UNDERSTANDS THE SIGNIFICANCE OF DOING SO.

8.          Covenant Not to Sue. Employee, for and on behalf of Employee and Employee’s heirs, beneficiaries, executors, administrators, attorneys, successors, and assigns, represents and agrees that, except to the extent such right may not be waived by law, Employee has not and will not commence or cause to be commenced any legal action or lawsuit or otherwise assert or cause to be asserted any legal claim seeking relief for any claim released or waived under Paragraph 7, above. Employee agrees and represents that Employee will not be a class or collective action representative against any of the Released Parties based on the claims released in this Agreement, nor will Employee allow any such causes of action to be brought on Employee’s behalf. Except as otherwise prohibited by applicable law, any lawsuit filed in violation of this Agreement by Employee, for and on behalf of Employee or Employee’s heirs, beneficiaries, executors, administrators, attorneys, successors, or assigns shall automatically constitute a breach of this Agreement. Unless otherwise prohibited by applicable law, Employee hereby assigns to Employer the right to any and all monetary proceeds the Employee might be entitled to or receives as the result of any claim that may be filed by any person or entity against the Released Parties relating to the claims released in this Agreement.

9.         Entire Consideration. Employee agrees that the Final Pay in Paragraphs 1 - 3, benefits provided in Paragraph 4(b), and promises made in Paragraphs 5 and 6, above, (the “Consideration” for this Agreement) will be the entire Consideration provided to Employee under this Agreement, and that Employee will not seek any further remuneration from Employer for any other wages, damages, injuries, penalties, expenses, actions, attorneys’ fees or costs either individually or as part of a class in connection with the matters encompassed by the Agreement. Both Employer and Employee agree that Employee is not otherwise entitled to the Consideration referenced in Paragraphs 1, 2, 3, 4, 5 and 6 of the Agreement and that it constitutes sufficient consideration for the promises and releases contained in this Agreement.

10.       Additional Representations and Covenants by Employee. In support of this release and as an express condition of the Company’s willingness to enter into this Agreement and provide the consideration specified above, Employee furthermore covenants and represents that: (i) with payment of the amounts set forth in Paragraph 1 of this Agreement, Employee has or will have been paid all wages owed to Employee by the Company under the Fair Labor Standards Act and/or any other governing wage and hour law; and (ii) Employee has reported to the Company any and all known work-related injuries incurred by Employee during employment that could be the basis for a workers’ compensation or other claim against the Company or any of the Released Parties as of the signing of this Agreement. Employee furthermore acknowledges that Employee has no knowledge of any actions or inaction by the Released Parties or by Employee that Employee reasonably believes could possibly constitute a basis for any claimed violation of any federal, state or local law, any regulation or rule promulgated by any administrative body or any common law.

11.        Cooperation. Employee agrees to cooperate fully with the Company and its legal counsel (including inside and outside counsel) in connection with any action, proceeding, or dispute arising out of matters in which Employee was directly or indirectly involved while serving as an employee of the Company. This cooperation shall include, but not be limited to, meeting with, and providing information to, the Company and its legal counsel, maintaining the confidentiality of any past or future privileged communications with the Company’s legal counsel, and being available to testify truthfully by affidavit, declaration, in depositions, or in any other forum on behalf of the Company. The Company agrees to reimburse Employee for Employee’s reasonable and necessary out-of-pocket expenses associated with such cooperation.

In the event Employee receives a subpoena, deposition notice, interview request, or any other inquiry, process or order from any person or entity relating to any civil, criminal or administrative investigation, suit, proceeding or other legal matter relating to the Company, Employee agrees to promptly notify the Company’s Legal Department at legal@venusconcept.com, 235 Yorkland Blvd., Suite 900, Toronto, Ontario, M2J 4Y8, Canada, (888) 907-0115 ext. 518, by telephone and in writing. Additionally, in the event Employee receives such an inquiry which may reasonably be construed to require the disclosure of Confidential Information, Employee shall promptly: (a) notify the Company’s General Counsel/Head of Legal of the document or information being requested; (b) provide the Company’s General Counsel/Head of Legal with a copy of the inquiry; and (c) provide reasonable cooperation with the Company to protect Confidential Information. Nothing in this Paragraph 12 shall be construed to prohibit Employee from testifying truthfully in any legal proceeding.

12.        Confidential Information.

(a)
Employee acknowledges that in the course of Employee’s employment with Employer, Employee gained access to and gained possession of Employer’s Confidential Information (as defined below). Employee agrees to keep all Confidential Information strictly confidential and not to use Confidential Information for any purpose or disclose Confidential Information to any person or entity either during the period of Employee’s employment with Employer, except as required by law, or as expressly authorized by and for the benefit of Employer and in the course of Employee’s duties, or at any time after Employee’s employment with Employer ends. Employee acknowledges that Employee is not prohibited, however, from reporting possible violations of law in good faith to government agencies or making other disclosures that are compelled by the legal process or protected under the whistleblower provisions of federal or state law or regulation. Employee understands and acknowledges that if Employee violates any provisions of this Paragraph, Employer is entitled to all remedies available under statutory and common law.

(b)
The phrase “Confidential Information” includes, but is not limited to, proprietary information, technical data, trade secrets or know-how, including, but not limited to, research, product plans, products, services, pricing and pricing strategies, customer lists and customer information (including, but not limited to, customers of Employer with whom Employee had contact during Employee’s employment with Employer), software, inventions, processes, formulas, technology, designs, drawings, engineering, marketing, finances, or other business information disclosed to Employee by Employer either directly or indirectly in writing, orally, or by drawings or observation of parts of equipment.

(c)
Employee shall not be held criminally or civilly liable under any U.S. Federal or State trade secret law for the disclosure of a trade secret that is made (a) (i) in confidence to a U.S. Federal, State or local government official, either directly or indirectly, or to an attorney; and (ii) solely for the purpose of reporting or investigating a suspected violation of law; or (b) is made in a complaint or other document filed in a lawsuit or other proceeding, if such filing is made under seal. If Employee files a lawsuit for retaliation by the Company for reporting a suspected violation of law may disclose the Company’s trade secrets to his or her attorney and use the trade secret information in the court proceeding if the individual: (y) files any document containing the trade secret under seal; and (z) does not disclose the trade secret, except pursuant to court order. Nothing in this Paragraph affects the scope of released claims or promises set forth in Paragraphs 7, 8, and 9 of this Agreement.

(d)
By signing this Agreement, Employee incorporates and reaffirms any confidentiality obligations of Employee set forth in the Non-Competition, Non-Solicitation, Confidentiality and Assignment of Inventions Agreement executed by Employee on January 24, 2020, and attached hereto as Exhibit B.

13.        Confidentiality of Agreement. Employee and Employer agree that the terms and conditions of this Agreement shall remain strictly confidential. Employee further agrees not to disclose or publish to any third party, other than Employee’s legal counsel, tax advisor, accountant, or immediate family members, the terms and conditions of this Agreement or the content of any payments made to Employee or on Employee’s behalf as a result of this Agreement, except as may be required by law.

14.        Non-Disparagement. Employee agrees and covenants that the Employee will not at any time make, publish, or communicate to any person or entity or in any public forum any defamatory or disparaging remarks, comments, or statements concerning the Company, its affiliates or the Released Parties or their respective businesses, or any of their respective employees, officers, and existing and prospective customers, suppliers, investors and other associated third parties. This Section 15 does not, in any way, restrict or impede the Employee from exercising protected rights to the extent that such rights cannot be waived by agreement or from complying with any applicable law or regulation or a valid order of a court of competent jurisdiction or an authorized government agency, provided that such compliance does not exceed that required by the law, regulation, or order. The Employee shall promptly provide written notice of any such order to the Company’s Legal Department at legal@venusconcept.com.

15.       Restrictive Covenants. By signing this Agreement, Employee incorporates and reaffirms the non-competition and non-solicit obligations of Employee set forth in the Non-Competition, Non- Solicitation, Confidentiality and Assignment of Inventions Agreement executed by Employee on January 24, 2020 and attached hereto as Exhibit B.

16.        Return of Documents and Property. Any documents and property in any way related to Employer and/or its customers remain the sole and exclusive property of Employer. Employee warrants and represents that Employee has or will by the end of the day on October 8, 2021, return to Employer all such documents and property in Employee’s possession including, but not limited to, any Employer issued technology devices, e.g., phones and laptops, electronic storage devices, e.g., thumb and flash drives, and all Employer sales, art, marketing, promotional, and other materials and documents, including all Confidential Information, and certify, in writing, to the Company that all such property has been returned. The foregoing certification shall be made to the Company’s Vice President, Global Human Resources, ageorgiadis@venusconcept.com, 235 Yorkland Blvd., Suite 900, Toronto, Ontario, M2J 4Y8, Canada.

17.        Enforcement. If Employee breaches any promises in this Agreement, Employer will have, without limiting any other remedy or right available at law or in equity, the right to a temporary and permanent injunction restraining any such breach, without any bond or security being required. In any such proceeding, Employee waives any defense that Employer had an adequate remedy at law or that the injury suffered as a consequence of such breach is not irreparable. The prevailing party will also be entitled to recover reasonable attorney’s fees and other costs in a proceeding to enforce any of the provisions of this Agreement.

18.        Governing Law and Waiver of Jury Trial. This Agreement, the rights and remedies provided hereunder, and all claims, disputes and controversies arising hereunder or related hereto, shall be governed by and construed under and enforced in accordance with the internal laws of the State of Tennessee, without reference to choice of laws or conflict of laws principles. The Parties consent to the jurisdiction of any state or federal court located within Davidson County, Tennessee, and further waive any objection to jurisdiction and venue of any action instituted hereunder, and further agree not to assert any defense based on lack of jurisdiction or venue, including forum non conveniens. Personal service of any summons, complaint or other process may be made by any means permitted by law. Venue of any action brought to enforce or relating to this Agreement shall be brought exclusively in the state or federal courts in Davidson County, Tennessee. EACH PARTY HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION, DIRECTLY OR INDIRECTLY, ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY TRANSACTION CONTEMPLATED BY THIS AGREEMENT. EACH PARTY: (A) CERTIFIES THAT NO REPRESENTATIVE OF THE OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER; AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTY BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 20 (GOVERNING LAW AND WAIVER OF JURY TRIAL).

19.        Binding Agreement. This Agreement shall be binding on the Parties and upon their heirs, administrators, representatives, executors, successors and assigns and shall inure to their benefit and to that of their heirs, administrators, representatives, executors, successors and assigns.

20.       Attorneys’ Fees. In the event of a default or breach of this Agreement, the Parties expressly acknowledge that any and all attorneys’ fees and expenses incurred in any proceeding brought to enforce this Agreement shall constitute part of the damages recoverable for any such breach. Therefore, the prevailing party in any action to enforce this Agreement, in addition to any other relief granted, shall be entitled to recover reasonable cost, including, without limitation, attorneys’ fees, expenses and costs.

21.       Entire Agreement. This Agreement contains the entire agreement and understanding between Employee and Employer concerning matters it describes, and supersedes all previous agreements, discussions, negotiations, understandings, and proposals of the Parties, with the exception of any confidentiality agreement, invention assignment agreement, non-solicit and non-complete agreement, which remain in full force and effect, regardless of whether expressly incorporated into this Agreement by reference herein. This Agreement may not be modified, altered or changed except by an express written document signed by all Parties hereto, wherein specific reference is made to this Agreement.

22.        Interpretation of Agreement. The Parties agree that they each have participated in the drafting of this Agreement, and that, as a result, this Agreement shall not be construed in favor of or against any party hereto.

23.        Severability. The paragraphs and provisions of this Agreement are severable; if any paragraph or provision is found unenforceable, the remaining paragraphs and provisions will remain in full effect.

24.        Counterparts. This Agreement may be executed in counterparts, each of which shall be deemed to be an original but all of which together will constitute one and the same instrument.

25.        Voluntary Agreement. By their respective signatures, the Parties acknowledge that: (a) they have carefully read and fully understand all the provisions of this Agreement; (b) they are voluntarily entering into this Agreement with full knowledge of the rights they may be waiving; (c) they have entered into this Agreement knowingly and voluntarily and based on their own judgment; and (d) they have not relied upon any representations or promises not contained in this Agreement.

IN WITNESS WHEREOF, the Parties hereto have executed this Agreement as of the last date specified below.

CHAD ZARING	VENUS CONCEPT USA, INC.

Signed:	/s/ Chad Zaring	By:	/s/ Domenic Serafino
Date:	Oct 7, 2021	Name:	Domenic Serafino
		Title:	Chief Executive Officer
Date:	Oct 7, 2021